UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2020

FISKER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38625	82-3100340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1888 Rosecrans Avenue

Manhattan Beach, California 90266

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 434-7537

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	FSR	The New York Stock Exchange
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	FSR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Investors and others should note that Fisker Inc. (“Fisker”) routinely announces material information to investors and the marketplace using filings with the U.S. Securities and Exchange Commission (the “SEC”), press releases, public conference calls, presentations, webcasts and the Fisker Investor Relations website. Fisker also intends to use certain social media channels as a means of disclosing information about the company and its products to its customers, investors and the public (e.g., @fiskerinc, @fiskerofficial, #fiskerinc and #fisker on Twitter, Facebook, Instagram, YouTube, TikTok and LinkedIn). The information posted on social media channels is not incorporated by reference in this report or in any other report or document Fisker files with the SEC. While not all of the information that Fisker posts to the Fisker Investor Relations website or to social media accounts is of a material nature, some information could be deemed to be material. Accordingly, Fisker encourages investors, the media, and others interested in Fisker to review the information that it shares at the ”Investors” link located at the bottom of its webpage at https://investors.fiskerinc.com/overview/default.aspx and to sign up for and regularly follow Fisker’s social media accounts. Users may automatically receive email alerts and other information about Fisker when enrolling an email address by visiting “Investor Email Alerts” in the “Investors” section of Fisker’s website at https://investors.fiskerinc.com/overview/default.aspx.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fisker Inc.

Date: December 23, 2020	By:	/s/ Geeta Gupta
	Name:	Geeta Gupta
	Title:	Chief Financial Officer